Exhibit 16.1

Logo of Battelle & Battelle LLP

September 4, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Commissioners:

We have read CECO Environmental Corp.’s statements included under Item 4.01 of its Form 8-K dated September 4, 2008, and we agree with such statements concerning our firm.

/s/ Battelle & Battelle LLP

Battelle & Battelle LLP

2000 West Dorothy Lane ¡ Dayton, Ohio 45439 ¡ TEL 937-298-0201 ¡ FAX 937-298-5758 ¡ www.battellecpas.com

An Independently Owned Member of the RSM McGladrey Network